UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Bionik Laboratories Corp.
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BIONIK LABORATORIES CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 17, 2021

The annual meeting of the stockholders (“Annual Meeting”) of Bionik Laboratories Corp. (“we,” “our,” “us,” “Bionik” or the “Company”) will be held at the offices of the Company at 80 Coolidge Hill Road, Watertown, Massachusetts 02472, on Friday, December 17, 2021 at 9:00 a.m., Eastern Time. The Annual Meeting will be held for the following purposes:

(1)	To elect seven directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

(2)	To consider and vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers;

(3)	To consider and vote on an advisory (non-binding) proposal to determine the frequency with which shareholders of our company shall be entitled to vote on the compensation of our named executive officers;

(4)	To ratify the appointment of MNP LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors fixed the close of business on November 12, 2021 as the record date for the determination of the holders of our common stock and Exchangeable Shares entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record on our books at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment and postponement thereof.

Stockholders are cordially invited to attend the Annual Meeting. If you wish to vote shares held in your name at the Annual Meeting, please bring your proxy card or voting instruction form (for holders of Exchangeable Shares), and picture identification to the Annual Meeting. Please note that Bionik shares may only be voted by the record owner of the shares, so the holders of Bionik shares held in the name of an intermediary and who wish to vote those shares in person at the Annual Meeting must obtain a valid proxy from the intermediary in order to vote the shares in person at the Annual Meeting. We strongly encourage all stockholders, for their own well-being and to reduce the risk of aiding the spread of the current coronavirus (“COVID-19”), to vote their shares prior to the Annual Meeting. Further details on how to vote by internet or by mail are set out in the proxy statement.

We intend to hold the Annual Meeting in person at our United States corporate headquarters. However, we are actively monitoring the COVID-19 global pandemic and are sensitive to the public health and travel concerns our stockholders and employees may have and the protocols that governments may impose. If you elect to attend the Annual Meeting in person, we ask that you follow recommended guidance, mandates and applicable executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well, have had close contact with someone who has tested positive for, or think you may have been exposed to, COVID-19, we ask that you vote by proxy for the meeting. We will require all attendees to comply with the Company’s policies in place at the time of the meeting, which may include but not be limited to temperature check, wearing a mask and maintaining six-foot social distance. In the event it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding the Annual Meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by, among other actions, issuing a press release and posting such information on our website.

Your vote is extremely important. We appreciate you taking the time to vote promptly. After reading the proxy statement, please vote, at your earliest convenience, by completing, signing and returning your proxy card or voting instruction form (for holders of Exchangeable Shares) as described more fully in the accompanying proxy statement. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy or voting instructions, as the case may be, will be revoked automatically and only your vote at the Annual Meeting will be counted.

YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (i) A PAPER PROXY CARD, COMPLETED, SIGNED AND RETURNED BY MAIL, OR BY INTERNET, IF YOU ARE A HOLDER OF OUR COMMON STOCK, (ii) A PAPER VOTING INSTRUCTION FORM PROVIDED TO THE TRUSTEE OF OUR SPECIAL VOTING PREFERRED STOCK, COMPLETED, SIGNED AND RETURNED BY MAIL TO THE TRUSTEE, IF YOU ARE A HOLDER OF OUR EXCHANGEABLE SHARES, OR (iii) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

By Order of the Board of Directors

/s/ Rich Russo, Jr.
Chief Financial Officer and Interim Chief Executive Officer

Watertown, Massachusetts

November 17, 2021

BIONIK LABORATORIES CORP.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

December 17, 2021

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Bionik Laboratories Corp. (“we,” “our,” “us,” “Bionik” or the “Company”), to be voted at the annual meeting of stockholders (the “Annual Meeting”) to be held at the offices of the Company at 80 Coolidge Hill Road, Watertown, Massachusetts 02472 on December 17, 2021 at 9:00 a.m., Eastern Time, or at any adjournment or postponement of the Annual Meeting.

This proxy statement and form of proxy will first be sent to stockholders on or about November 17, 2021.

The cost of the Annual Meeting, including the cost of preparing and delivering this proxy statement and proxy, will be borne by us. We may use the services of our directors, officers, employees and contractors to solicit proxies, personally or by telephone, but at no additional salary or compensation. We will also request banks, brokers and others who hold our voting securities in nominee names to distribute proxy soliciting materials to beneficial owners and will reimburse such nominees for reasonable out-of-pocket expenses which they may incur in so doing.

We intend to hold the Annual Meeting in person at our United States corporate headquarters. However, we are actively monitoring the current coronavirus (“COVID-19”) global pandemic and are sensitive to the public health and travel concerns our stockholders and employees may have and the protocols that governments may impose. If you elect to attend the Annual Meeting in person, we ask that you follow recommended guidance, mandates and applicable executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well, have had close contact with someone who has tested positive for, or think you may have been exposed to, COVID-19, we ask that you vote by proxy for the meeting. We will require all attendees to comply with the Company’s policies in place at the time of the meeting, which may include but not be limited to temperature check, wearing a mask and maintaining six-foot social distance.

In the event it is not possible or advisable to hold the Annual Meeting in person, we will publicly announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding the Annual Meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by, among other actions, issuing a press release and posting such information on our website.

Stockholders Entitled to Vote

The holders of record of our common stock, $0.001 par value per share (“Common Stock”), and the holder of the sole share of the Special Voting Preferred Stock, $0.001 par value per share (the “Special Voting Preferred Stock”), as of November 12, 2021 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. The holder of the Special Voting Preferred Stock holds the share as trustee for the holders of exchangeable shares (“Exchangeable Shares”) of our indirect subsidiary Bionik Laboratories Inc. (“Bionik Canada”) as set forth in the Voting and Exchange Trust Agreement among the Company, Bionik Canada and Computershare Trust Company of Canada (the “Trustee”), dated February 26, 2015 (the “Trust Agreement”). The Exchangeable Shares were issued in connection with the acquisition by us of Bionik Canada on February 26, 2015. The Exchangeable Shares have substantially the same economic and voting rights as our Common Stock, and holders are entitled to instruct the Trustee as to how to vote their Exchangeable Shares or they may attend the Annual Meeting and exercise their vote personally.

Each share of Common Stock is entitled to one vote. The one share of Special Voting Preferred Stock is entitled to an aggregate number of votes equal to the number of Exchangeable Shares issued and outstanding as of the Record Date. However, the Trustee will exercise each vote attached to the Special Voting Preferred Stock only on the basis of instructions received from the holders of record of the Exchangeable Shares. In the absence of instructions from a holder as to voting, the Trustee will not exercise any voting rights with respect to the Exchangeable Shares held by such holder. The holders of the Common Stock and the holder of the Special Voting Preferred Stock vote together as a single class.

Voting Your Shares

Common Stock

Holders of our Common Stock may elect to vote in one of three methods:

•	By Mail – You may vote your shares by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy” (each or any of the individuals named on the proxy card) will vote your shares as you instruct on the proxy card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board, as described below.

•	By Internet – You may vote your shares by Internet by going to www.vstocktransfer.com/proxy. Follow the instructions included in the proxy card to vote by internet.

•	In Person – You may attend the Annual Meeting and vote in person. We will give you a ballot when you arrive. If your stock is held in the name of your broker, bank or another nominee (a “Nominee”), you must present a proxy from that Nominee in order to verify that the Nominee has not voted your shares on your behalf.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Exchangeable Shares

Holders of Exchangeable Shares are receiving these proxy materials in accordance with the provisions of the Exchangeable Shares and the Trust Agreement. If you are a holder of record of Exchangeable Shares, there are two ways to vote your Exchangeable Shares:

•	By Mail – You may vote by signing and returning the enclosed voting instruction form to the Trustee. This form permits you to instruct the Trustee to vote at the Annual Meeting through its share of the Special Voting Preferred Stock. The Trustee must receive your voting instruction by 5:00 p.m. (Toronto Time) on December 16, 2021, at the address indicated on the voting instruction form or for an adjourned meeting not less than 48 hours before the time set for the holding of the adjourned meeting. This will give the Trustee time to tabulate the voting instructions and vote on your behalf.

•	In Person – If you wish to attend the Annual Meeting and vote in person rather than have the Trustee exercise voting rights on your behalf, you may instruct the Trustee (by following the procedures set forth in the enclosed voting instruction form) to give you or your designee a proxy to exercise the voting rights personally at the Annual Meeting. You may also instruct the Trustee to give a proxy to a designated representative of Bionik to exercise such voting rights.

Only holders of Exchangeable Shares whose names appear on the records of Bionik as the registered holders of Exchangeable Shares on the Record Date are entitled to instruct the Trustee as to how to exercise voting rights in respect of their Exchangeable Shares at the Annual Meeting. If on the Record Date your Exchangeable Shares were held, not in your name, but rather in the name of a Nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials, if you have received them, are being forwarded to you by that Nominee. The Nominee holding your account is considered to be the stockholder of record for purposes of instructing the Trustee as to how to vote your Exchangeable Shares. As a beneficial owner, you have the right to direct your Nominee on how to instruct the Trustee to vote your Exchangeable Shares.

Quorum and Votes Required to Approve Proposals

On the Record Date, there were a total of 5,790,920 shares of Common Stock and 112,440 Exchangeable Shares outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock and Exchangeable Shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.

Executed proxies that contain no instructions will be voted:

•	FOR each of the individuals nominated to be a director;

•	FOR the resolution approving the compensation of our named executive officers as disclosed in this proxy statement;

•	To hold the advisory vote on the compensation of our named executive officers every THREE YEARS;

•	FOR the ratification of appointment of MNP LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022; and

•	In accordance with the judgment of the persons named as proxies in the form of proxy on such other business or matters which may properly come before the Annual Meeting.

Other than the matters set forth in the Notice of Annual Meeting accompanying this proxy statement, we know of no matters to be brought before the Annual Meeting.

Brokers and other nominees who hold Common Stock in “street name” and do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on non-routine proposals. The absence of votes from brokers on non-routine proposals are referred to as broker non-votes. Proposals such as the ratification of the independent registered public accounting firm are considered routine. The election of directors is non-routine. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted for the election of directors. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

There are different voting requirements for the various proposals:

•	Directors are elected by a plurality of votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors.

•	The advisory vote on the compensation of our named executive officers as described in this proxy statement (“Say-on-Pay”) will be approved if it receives the affirmative vote of a majority of the votes cast on the proposal at the annual meeting. With regard to this resolution, abstentions and broker non-votes will have no impact on the approval of our executive compensation.

•	The frequency of Say-on-Pay receiving the highest number of votes (i.e., one year, two years or three years) will be approved. Abstentions and broker non-votes will have no effect on this resolution.

•	The ratification of the appointment of our independent registered public accountant will be approved if it receives the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. An abstention will count as a vote “against” this proposal. The ratification of the appointment of our independent registered public accountant is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

Revocation of Proxy or Voting Instruction Form

If you are a holder of Common Stock, you may revoke your proxy at any time before the proxy is voted at the Annual Meeting. This can be done by either submitting another properly completed proxy (either card or through the internet) with a later date, sending a written notice of revocation to the Company with a later date or by attending the Annual Meeting and voting in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy; rather you must notify a Company representative at the Annual Meeting of your desire to revoke your proxy and vote in person. Written notice revoking a proxy should be sent to the tabulation agent or to Rich Russo Jr., Chief Financial Officer and Interim Chief Executive Officer, at 80 Coolidge Hill Road, Watertown, Massachusetts 02472.

If you are a holder of Exchangeable Shares, you have the right to revoke any instructions previously given to the Trustee by giving written notice of revocation of such instructions to the Trustee or by executing and delivering to the Trustee a later-dated voting instruction by 5:00 p.m., Eastern time on December 16, 2021, at the address indicated on the voting instruction form or for an adjourned meeting not less than 48 hours before the time set for the holding of the adjourned meeting.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY OR VOTING INSTRUCTION FORM BY MAIL PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

ELECTION OF DIRECTORS

(Proposal 1 on Proxy Card and Voting Instruction Form)

The Board currently consists of seven members. All of such members have been nominated to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The seven nominees listed below have indicated that they are willing and able to serve as directors. If any of the nominees becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board.

Directors

The following table reflects our directors nominated for election to the Board as of the date of this proxy statement:

Name	Age	Position
Andre Auberton-Herve	59	Chairman of the Board
Remi Gaston -Dreyfus	65	Director
P. Gerald Malone	70	Director
Joseph Martin	73	Director
Charles Matine	62	Director
Audrey Thevenon	43	Director
Michal Prywata	29	Director

The following information summarizes the business experience of our directors:

Andre Auberton-Herve: Chairman of the Board. Mr. Auberton-Herve has been the Chairman of the Company’s Board of Directors since January 24, 2018. Mr. Auberton-Herve brings substantial leadership experience within strategic, operational, and financial activities from past roles. Mr. Auberton-Herve is the founder of 4A Consulting & Engineering, which provides strategic advice and consulting services with respect to renewable energy and digital innovation and has served as its President and CEO since its founding in July 2015. 4A Consulting provided consulting services to the Company from February 2017 until Mr. Auberton-Herve’s appointment as Chairman. Mr. Auberton-Herve co-founded Soitec SA, a publicly traded company on the Euronext Paris stock exchange which designs and manufactures innovative semiconductor materials which are used in many smartphone platforms and computing activities, where he was President and CEO from July 1992 until January 2015, then Chairman and Chairman Emeritus since September 2015. While at Soitec SA, Mr. Auberton-Herve was responsible for overseeing the strategic, operational and financial activities of the company. He built an international high-tech group in ten countries and five manufacturing facilities in Europe, Asia and the U.S. Mr. Auberton-Herve also led the company through its listing on Euronext in 1999, raising significant amounts of capital since then with some of the world’s largest investment banks. He has been nominated Knight of the Legion of Honor and Knight of the Order of Merit in France. Mr. Auberton-Herve holds a Doctorate degree in Semiconductor Physics and a Master’s degree in Materials Science from Ecole Centrale de Lyon in France. The Company believes that Mr. Auberton-Herve is qualified as a board member of the Company because of his substantial strategic, operational and leadership experience.

Remi Gaston-Dreyfus: Director. Mr. Gaston-Dreyfus has been a director of the Company since September 1, 2017. Since 2007, Mr. Gaston-Dreyfus has been the CEO and Founder of RGD Investissements S.A.S. in Paris, a developer of and investor in real estate assets in Paris. Prior to 2007, Mr. Gaston-Dreyfus was a shareholder, Chairman and CEO of the Photo-Journalism group A.G.I. (including Gamma Press Agency). Mr. Gaston-Dreyfus was a co-founder of a Parisian law firm in 1984 and was a French lawyer until 1992. We believe that Mr. Gaston-Dreyfus is qualified to serve as a member of the Board of Directors due to his experience as an entrepreneur and his legal training.

Gerald Malone: Director. Mr. Malone has been a director of the Company since March 19, 2018. Since 1997, Mr. Malone has held a number of directorships and chairmanships in private and AIM listed companies in the healthcare, IT and energy sectors in the UK and the USA. He has extensive experience within the financial services sector, serving since 2001 as a board member and ultimately Chairman of Aberdeen Asia-Pacific Income Fund (FAX), a U.S. closed-end mutual fund. He also serves as a director of a number of other U.S. and Canadian closed- and open-end mutual funds, and of the Washington, D.C.-based Mutual Fund Directors Forum, a body representing independent fund directors. A Scottish lawyer by profession, Mr. Malone was previously a Member of Parliament in the U.K. from 1983 to 1997 and served as Minister of State for Health in John Major’s government from 1994 to 1997. Mr. Malone is qualified as a board member of the Company because of his substantial commercial, strategic, government and leadership experience.

Joseph Martin: Director. Mr. Martin currently serves as Chairman of Brooks Automation, a publicly traded life sciences company, providing services and products to help drive innovation, discovery, development and delivery of critical new therapies. Additionally, Mr. Martin currently serves on the board of Allegro MicroSystems, Inc., a publicly traded manufacturer of high performance power and semiconductors, where he is the Chairman of the Audit Committee. Previously, Mr. Martin served as Co-Chairman of Fairchild Semiconductor Corporation, and the Vice-Chairman of Fairchild’s board of directors. Mr. Martin also previously served on the boards of SynQor, Inc., a manufacturer of power converters, Soitec Inc., a publicly traded French semiconductor wafer processing company, ChicPac, Inc., a publicly traded semiconductor manufacturing company and Collectors Universe Inc., a publicly traded authentication and graded company of high value collectibles. Mr. Martin is also a Trustee at Embry-Riddle Aeronautical University. Mr. Martin holds an Executive Masters certification from The American College of Corporate Directors and is a member of the National Association of Corporate Directors. We believe Mr. Martin is qualified to serve as a member of the Board of Directors due to his extensive board and financial expertise.

Charles Matine: Director. Mr. Matine serves as an Advisory Board Member of Enlaps, a start-up company providing a time-lapse solution to photographers, since February 2018. Since July 2015, Mr. Matine has served as a strategic advisor to C4 Ventures, a London-based venture fund supporting media, e-commerce and hardware startups. In April 2014, Mr. Matine founded B & Associates, a marketing and digital transformation consultancy firm, and has served as its CEO since April 2014. Prior to that, Mr. Matine served as a Business Unit Director of Apple France from July 2010 to April 2014, where he led the Education and Research business unit, and as a Senior Marketing Manager of Apple Europe from April 2006 to June 2010, where he was responsible for promoting Apple products and defining marketing, PR and branding strategies within central Europe, the Middle East and Africa. Prior to Apple, Mr. Matine worked extensively in marketing and advertising, promoting technology products and brands throughout Europe. Mr. Matine studied at Sciences Po (the Paris Institute for Political Studies, Section Public Service) and holds the IFA-Sciences Po non-executive director certificate. We believe that Mr. Matine is qualified as to serve as a member of the Board of Directors because of his experience with product marketing and go-to-market strategies.

Audrey Thevenon, Ph.D.: Director. Dr. Thevenon serves as a Program Officer on the Board of Life Sciences at the National Academies of Sciences, Engineering and Medicine (“NASEM”), a private, nonprofit institution that provides high-quality, objective advice on science, engineering, and health matters, since October 2016, and previously served as the Associate Program Officer of NASEM from August 2014 to October 2016. Dr. Thevenon also serves as the Managing Editor of the journal Institute for Laboratory Animal Research at NASEM. From February 2012 to July 2014, Dr. Thevenon was a Postdoctoral Fellow at the Uniformed Services University of the Health Sciences in Bethesda, MA. Dr. Thevenon has also completed a Postdoctoral Fellowship at the University of Hawaii in placental pharmacology. Dr. Thevenon has a Ph.D. and an MS both in Biology from Georgetown University, as well as an MS in Cell Biology & Physiology and a BS in Life Sciences and Environment from the University of Rennes 1 in France. We believe that Dr. Thevenon is qualified as to serve as a member of the Board of Directors because of her experience in medicine and scientific innovation.

Michal Prywata: Director. Mr. Prywata is the co-founder of Bionik Canada and served as Bionik’s Chief Technology Officer from June 2017 to April 2021, Chief Operating Officer from April 2013 to June 2017, as a director from March 2011 to September 2018, and again since March 2019. Mr. Prywata previously served as our Chief Executive Officer from March 2011 to April 2013. Mr. Prywata studied biomedical engineering at Ryerson University until the end of his second year, with a focus on electronics and software development for medical products. He has a track record of winning technology showcases and inventing technologies that address significant unmet needs and untapped markets. He had spent the past five years with Bionik Canada, managing technological advancements, managing day-to-day operations, and developing concepts into products. In addition, Mr. Prywata, together with the Company’s other co-founder and its former CEO, was responsible for raising and securing initial seed capital and subsequent capital raises. Mr. Prywata is the co-inventor of the Company’s ARKE technology platform. Mr. Prywata serves as a member of the Board of Directors due to his being a founder of the Company. We also believe that Mr. Prywata is qualified due to his experience in the medical device industry.

There are no family relationships among any of our current or proposed officers and directors.

Our officers serve at the pleasure of the Board.

Vote Necessary to Approve Proposal 1

If a quorum is present at the Annual Meeting, directors are elected by a plurality of votes cast at the Annual Meeting.

Stockholders do not have cumulative voting rights in the election of directors. You may vote for all of the nominees as directors or withhold your vote from any or all of the nominees as directors. The Board of Directors recommends a vote FOR all the director nominees listed above.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The names of our executive officers, their ages as of November 15, 2021 and certain other information about them are set forth below:

Name	Age	Position
Rich Russo, Jr.	41	Chief Financial Officer and Interim Chief Executive Officer
Loren Wass	59	Chief Commercial Officer

Rich Russo Jr: Chief Financial Officer and Interim Chief Executive Officer. Mr. Russo Jr. has served as the Company’s Chief Financial Officer since November 2020 and as Interim Chief Executive Officer since July 2021. He has over 15 years of finance and accounting leadership experience and holds a CPA. From 2017-2020, Mr. Russo, Jr. served as Vice President of Finance and U.S. Chief Financial Officer of ICarbonX, where he was responsible for the merger of 3 companies, fundraising, and the ultimate dissolution of the U.S. companies. From 2007-2016, Mr. Russo, Jr. held various key leadership roles for NASDAQ listed companies in life sciences, pharmaceutical and medical device industries. Mr. Russo Jr. served as Corporate Controller for Pieris Pharmaceuticals, Inc., a clinical stage biotechnology company, Juniper Pharmaceuticals, a woman’s health company focused on developing therapeutics and Cynosure, a medical device company focused on aesthetic treatment systems. In each of these roles, Mr. Russo, Jr. was responsible for all finance activities and SEC reporting along including partnering closely with the business leaders to ensure effective and efficient financial procedures throughout the organization. Mr. Russo, Jr. started his career in 2005, where he served as an auditor at Pricewaterhouse Coopers in the assurance group.

Loren Wass: Chief Commercial Officer. Mr. Wass has served as our Chief Commercial Officer since September 2019. From January 2014 through August 2019, Mr. Wass was the Vice President of Sales, Business Development and Reimbursement at ReWalk Robotics Ltd. (Nasdaq: RWLK), a medical device company focusing on rehabilitation, and was also a member of its Executive Committee. While at ReWalk, Mr. Wass was responsible for U.S. sales and business development, reimbursement activities and payer policy strategies and submissions. Mr. Wass holds a B.S. from Springfield College.

CORPORATE GOVERNANCE

Communications to the Board of Directors

Our Board maintains a policy of reviewing and considering communications from our stockholders and other interested parties. Any interested party who desires to contact the Board may do so by fax, telephone, or regular mail addressed to the Board of Directors, c/o Rich Russo Jr., Chief Financial Officer and Interim Chief Executive Officer, 80 Coolidge Hill Road, Watertown, Massachusetts 02472; telephone: (617) 926-4800, email: rrusso@bioniklabs.com. Such communications can be sent to the Board by mail in a sealed envelope addressed to an individual director, the non-management directors or the full Board. The Corporate Secretary will deliver the envelope unopened (1) if addressed to a director, to the director, (2) if addressed to the Board, to the Chairman of the Board who will report thereon to the Board, or (3) if addressed to the non-management directors, to the non-management directors. Stockholders can also send electronic communications to the Board via e-mail to Rich Russo Jr., our Chief Financial Officer and Interim Chief Executive Officer, who will forward the communication to the intended recipient.

Our directors periodically review communications from stockholders and other interested parties and determine, in their discretion, whether the communication addresses a matter that is appropriate for consideration by the Board. While we do not have a formal policy regarding attendance of annual meetings, directors are encouraged to attend the annual meeting of stockholders and receive communications directly from stockholders at that time. At our last annual meeting, all of our directors who were directors at that time attended in person or by teleconference.

Board Leadership Structure, Committees and Risk Oversight

The business and affairs of the Company are managed under the direction of our Board of Directors which as of November 15, 2021 is comprised of Messrs. Auberton-Herve, Gaston-Dreyfus, Martin, Malone, Matine, Prywata, and Dr. Thevenon.

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.

Committees of the Board of Directors

Presently, the Board has two standing committees — the Audit Committee and the Compensation Committee. All members of the Audit Committee and the Compensation Committee are required by the charters of the respective committees to be independent.

Audit Committee

Our Audit Committee consists of Messrs. Martin (Chairman), Malone and Matine. Each member of the Audit Committee is independent, and the Board has determined that Messrs. Martin, Malone and Matine are all independent and Mr. Martin is an “audit committee financial expert,” as defined in Securities and Exchange Commission (“SEC”) rules. The Audit Committee acts pursuant to a written charter which is available through our website at www.bioniklabs.com.

The primary functions of the Audit Committee are to assist the Board in overseeing (i) the effectiveness of the Company’s accounting and financial reporting processes and internal controls and the audits of the Company’s financial statements, (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company’s registered public accounting firm and (iii) the performance of the Company’s internal audit department or department or person(s) having the equivalent responsibility and functions.

Compensation Committee

Our Compensation Committee consists of Mr. Malone (Chairman), Mr. Martin, and Dr. Thevenon. Each of the members of the Compensation Committee is independent. The Compensation Committee acts pursuant to a written charter which is available through our website at www.bioniklabs.com.

The primary functions of the Compensation Committee are to (i) review and approve corporate goals and objectives relevant to executive compensation, (ii) determine and review the CEO’s and other executive officers’ compensation, and (iii) make recommendations to the Board concerning (a) compensation and (b) adoption of equity incentive plans.

Risk Oversight

Companies face a variety of risks, including financial reporting, legal, credit, liquidity, and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board Committee (if any), (3) implement appropriate and responsive risk management strategies consistent with Company’s risk profile, and (4) integrate risk management into Company decision-making.

The Board as a whole oversees risk management after receiving briefings provided by management and advisors as well as its own analysis and conclusions regarding the adequacy of the Company’s risk management processes.

Board Meetings

During the fiscal year ended March 31, 2021, our full Board met nine times and acted by unanimous written consent four times. No director who served as such in the fiscal year ended March 31, 2021 attended less than approximately 89% of the board meetings held during such period, except for one director who attended approximately 77% of the board meetings during that period.

Director Nominations and Qualifications

Our Board has no nominating committee. The Board has determined that director nominees could be selected, or recommended for our Board’s selection, by the independent members of the Board. The Board does not currently have a charter or written policy with regard to the nomination process. The nominations of the directors standing for election at the Annual Meeting for the fiscal year ending March 31, 2022 were recommended and approved by our independent directors.

At this time, we do not have a formal policy with regard to the consideration of any director nominees recommended by our stockholders because historically we have not received recommendations from our stockholders and the costs of establishing and maintaining procedures for the consideration of stockholder nominations would be unduly burdensome. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees recommended by Board members, management or other parties are evaluated. Any stockholder nominations proposed for consideration should include the nominee’s name and qualifications for Board membership and should be addressed to: Rich Russo Jr., Chief Financial Officer and Interim Chief Executive Officer, Bionik Laboratories Corp., 80 Coolidge Hill Road, Watertown, Massachusetts 02472;. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nominations, our Board as a whole considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions; however, we have engaged an executive search firm for customary fees to locate and evaluate candidates for a permanent chief executive officer position. Any such permanent chief executive officer may request or require board membership as a condition to employment.

Code of Business Conduct and Ethics Policy

We adopted a Code of Business Conduct and Ethics that applies to, among other persons, our principal executive officers, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our Code of Business Conduct and Ethics is available on our website www.bioniklabs.com.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	The director is, or at any time during the past three years was, an employee of the company;

•	The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	The director or a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•	The director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•	The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, Messrs. Martin, Malone, Matine, Gaston-Dreyfus and Dr. Thevenon are considered independent directors.

Report of the Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements on behalf of the Board and selects an independent public accounting firm to perform these audits. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements, and establishing and maintaining adequate controls over public reporting. Our independent registered public accounting firm for fiscal 2021, MNP LLP, had responsibility for conducting an audit of our annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Audit Committee oversaw the independent public accounting firm’s qualifications and independence, as well as its performance. The Audit Committee assisted the Board in overseeing the preparation of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, and the performance of the Company’s internal audit function. The Audit Committee met with personnel of the Company and MNP LLP to review the scope and the results of the annual audit, the amount of audit fees, the Company’s internal accounting controls, the Company’s financial statements contained in the Company’s Annual Report to Shareholders and other related matters.

The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2021 audited by MNP LLP, as well as management’s report on internal control over financial reporting, using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework. The Audit Committee has discussed with MNP LLP various matters related to the financial statements, including those matters required to be discussed by SAS 114 (The Auditor’s Communication with Those Charged with Governance). The Audit Committee has also discussed with MNP LLP its report on internal control over financial reporting, has received the written disclosures and the letter from MNP LLP required by Public Company Accounting Oversight Board (PCAOB) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (Rule 3526), and has discussed with MNP LLP its independence.

Based upon such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved the recommendation, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2021 for filing with the SEC.

AUDIT COMMITTEE

P. Gerald Malone
Joseph Martin
Charles Matine

The foregoing Audit Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

Pre-Approval Policies and Procedures

Our board of directors has not adopting a policy on pre-approval of audit and permissible non-audit services.

PRINCIPAL ACCOUNTING FEES AND SERVICES

We have reviewed the various fees that we paid or accrued to MNP LLP during the year ended March 31, 2021 and 2020 for services they rendered in connection with our annual audits and quarterly reviews, as well as for any other non-audit services they rendered.

The following table shows the fees for professional services rendered by MNP LLP for the audit of our financial statements for the years ended March 31, 2021 and 2020 and fees billed for other services rendered by MNP LLP during those periods:

Fee Category	2021	2020
Audit Fees	$126,291	$100,138
Audited related fees	98,930	69,171
Tax Fees	19,301	26,703
All Other Fees	17,094	13,915
Total Fees	$261,616	$209,927

Audit fees consist of fees billed for professional services rendered for the audit of our financial statements that are normally provided by the above auditors in connection with statutory and regulatory filings or engagements. Audit-related fees consist of fees billed for professional services rendered for the review of SEC filings or review in quarterly reports and services that are normally provided by the above auditors in connection with statutory and regulatory filings. Tax fees consist of fees to prepare the Company’s federal and state income tax returns. Other fees relate to advisory services related research on accounting or other regulatory matters.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Compensation Committee of our Board is responsible for reviewing and approving the compensation of our executive officers and directors and our general compensation, benefits and perquisites policies and practices, including, without limitation, our incentive-compensation plans and equity-based compensation plans (in circumstances in which equity-based compensation plans are not subject to stockholder approval, such plans shall be subject to Board approval). The Compensation Committee is also responsible for reviewing and approving the goals and objectives relevant to the compensation of our chief executive officer and reviewing and making recommendations to the Board with regard to the compensation of our directors. The Compensation Committee may delegate to our chief executive officer the responsibility for reviewing the compensation of our named executive officers other than the chief executive officer. However, any recommendations by the chief executive officer shall be submitted to, reviewed and approved by, the Board as a whole.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that was paid or awarded to the named executive officers of the Company for the periods indicated.

Name and Principal	Salary			Bonus		Stock Awards	Option Awards (3)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Position	Year (1)	($)		($)(2)		($)	($)	($)	($)	($)
Eric Dusseux (4)	2021	379,203	(5)	147,016	(5)	–	--	–	7,640	533,859
Former Chief Executive Officer	2020	375,850		225,510		–	671,140	–	37,940	1,310,440

Rich Russo Jr. (6)	2021	89,353		--		–	80,747	–	--	170,100
Chief Financial Officer & Interim CEO	2020	--		--		–	–	–	--	--

Loren Wass (7)	2021	246,875	(8)	11,667	(8)	–	--	–	1,000	259,542
Chief Commercial Officer	2020	144,071		--		--	14,010	--	1,000	159,071

Michal Prywata (9)	2021	159,448		--		–	–	–	10,525	169,973
Former Chief Technology Officer	2020	210,000		12,597		–	–	–	13,264	235,861

Leslie Markow (10)	2021	180,847		44,174		–	--	–	55,941	280,962
Former Chief Financial Officer	2020	210,000		31,492		–	20,476	–	13,343	275,311

(1)	“2021” represents the fiscal year ended March 31, 2021 and “2020” represents the fiscal year ended March 31, 2020.
(2)	Reflects bonus amounts paid in the fiscal years ended March 31, 2021 and March 31, 2020 for bonuses earned in the fiscal years ended March 31, 2020 and March 31, 2019, respectively.
(3)	For assumptions made in such valuation, see Note 10 to the Company’s audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021.
(4)	Dr. Dusseux resigned as Chief Executive Officer and from all other employment and officer positions as of July 14, 2021.
(5)	Includes $130,221 which represents deferred salary amounts and $147,016 of deferred bonuses. The obligations of which have been forgiven and satisfied and personally assumed by Remi Gaston-Dreyfus, a director.
(6)	On November 30, 2020, Rich Russo Jr. was hired as our Chief Financial Officer with a base salary of $265,000 and was appointed as Interim CEO as of July 14, 2021.
(7)	On September 3, 2019 Loren Wass was hired as our Chief Commercial Officer with a base salary of $250,000.
(8)	Includes $50,000 which represents deferred salary amounts and $11,667 of deferred bonuses. The obligations of which have been forgiven and satisfied and personally assumed by Remi Gaston-Dreyfus, a director.
(9)	Mr. Prywata resigned as an executive officer as of April 13, 2021.
(10)	Ms. Markow resigned effective January 29, 2021 from her Chief Financial Officer role.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the end of the fiscal year ended March 31, 2021.

Option Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Un-Exercisable		Option Exercise Price	Option Expiration Date
Eric Dusseux (1)	September 1, 2017	27,145	(2)	13,573	(2)	$24.15	September 1, 2027
	January 24, 2018	3,333		-		$23.25	January 24, 2025
	April 19, 2018	40,000		-		$9.735	April 19, 2028
	May 31, 2019	110,855		-		$3.16	May 31, 2026
	July 26, 2019	19,293		-		$3.595	July 26, 2026
	July 26, 2019	57,880	(3)	38,586	(3)	$3.595	July 26, 2026

Michal Prywata	July 1, 2014	6,606	(4)	-		$34.50	July 1, 2021
	December 14, 2015	2,667	(4)	-		$150.00	December 14, 2022
	January 24, 2018	3,333	(4)	-		$23.25	January 24, 2025

Rich Russo Jr.	November 30, 2020	-		76,902	(5)	$1.21	November 30, 2027

Leslie N. Markow	February 17, 2015	944	(6)	-		$34.50	February 17, 2022
	November 24, 2015	2,667	(6)	-		$183.00	November 24, 2022
	January 24, 2018	2,000	(6)	-		$23.25	January 24, 2025
	May 31, 2019	7,400	(6)	-		$3.16	May 31, 2026

Loren Wass	September 3, 2019	1,667	(7)	3,333	(7)	$3.20	September 3, 2025

(1)	Pursuant to a Separation Agreement, dated as of July 14, 2021, with Dr. Dusseux, pursuant to which, among other things, the Company and Dr. Dusseux agreed to end their employer-employee relationship, the Company’s May 31, 2019 option grant to Dr. Dusseux is exercisable through, and the termination date is extended through, July 26, 2026. In addition, all other options granted to Dr. Dusseux shall continue in accordance with their terms, except that all unvested options as of such separation date have lapsed and shall not be exercisable.
(2)	On September 1, 2017, we issued 40,718 options to Dr. Dusseux. 27,145 options have vested and 50% of the remaining options vest based on performance and 50% vest annually over 5 years.
(3)	On July 26, 2019, Dr. Dusseux was granted 96,466 which vests over time and based on performance, between September 1, 2019 and September 1, 2022.
(4)	Upon Mr. Prywata’s resignation in April 2021, these options previously granted remain exercisable as Mr. Prywata still serves on our Board of Directors.
(5)	The remaining shares will vest 100% at November 30, 2021.
(6)	Pursuant to the terms of the 2014 Equity Incentive Plan, upon her resignation from the Company, which was effective January 29, 2021, Ms. Markow forfeited all shares underlying these options that were exercisable as of April 29, 2021.
(7)	The remaining shares vest as follows: 1,667 on September 3, 2021 and 1,666 on September 3, 2022.

On February 25, 2015, 1,752 common shares were issued to two former lenders connected with a $0.2 million loan received and repaid in fiscal 2013. As part of the consideration for the initial loan, Mr. Prywata and Mr. Caires, a former executive of the Company, collectively transferred 2,098 common shares to the lenders. For contributing the common shares to the lenders, the Company intends to reimburse them 2,134 common shares; however, these shares have not yet been issued.

Long-Term Incentive Plans and Awards

Since our incorporation on January 8, 2010 through March 31, 2021, we did not have any long-term incentive plans that provided compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception through March 31, 2021.

Director Compensation

The following table sets forth a summary of the compensation we paid or accrued to our non-employee directors during the fiscal year ended March 31, 2021.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Andre Auberton-Herve	$180,000	-	-	-	-	-	180,000
Remi Gaston Dreyfus	$50,000	-	-	-	-	-	50,000
P. Gerald Malone	$50,000	-	-	-	-	-	50,000
Joseph Martin	$50,000	-	-	-	-	-	50,000
Charles Matine	$50,000	-	-	-	-	-	50,000
Audrey Thevenon	$50,000	-	-	-	-	-	50,000

(1)	The director fees payable in cash were deferred and each director was subsequently paid the amounts stated above in common stock based on the closing price of our common stock as of March 25, 2021.

Other than Mr. Auberton-Herve’s annual fee as Chairman of $0.2 million, our non-employee directors are entitled to receive an annual cash payment of up to $0.1 million, as well as reimbursement for expenses incurred by them in connection with attending board meetings. Our directors also are eligible for stock option grants.

Employment Agreements

Eric Dusseux

The Company entered into an employment agreement with Dr. Dusseux on September 1, 2017, as amended on November 18, 2019, pursuant to which he served as our Chief Executive Officer (the “Dusseux Employment Agreement”). Under the Dusseux Employment Agreement, Dr. Dusseux received an initial annual base salary of CDN$500,000. In April 2020, Dr. Dusseux agreed to a salary deferral of 50% because of our response to the COVID-19 pandemic. This deferral ended on December 1, 2020. The deferred salary amount and the bonus, totaling $0.3 million, that Dr. Dusseux was eligible for the year ended March 31, 2020 was assigned to Mr. Gaston-Dreyfus in March 2021 in exchange for 110,894 shares.

The Company also entered into an Equity Compensation Agreement, dated September 1, 2017 (the “Dusseux Equity Compensation Agreement”), pursuant to which the Company is required to grant Dr. Dusseux a stock option representing a right to acquire 6% of the aggregate amount of the Company’s outstanding common stock and exchangeable shares as of the date of grant. The exercise price of the option is $24.15, and the expiration date will be the tenth anniversary of the date of grant. One-sixth of the option will be vested and exercisable as of its date of grant, and the unvested portion of the option will become vested and exercisable as follows:

•	50% in 5 equal annual installments on each of the five anniversaries of the date of the issuance of the option; and

•	50% in 5 equal separate tranches annually based on Dr. Dusseux’s achievement of annual performance goals to be established by the Board in consultation with Dr. Dusseux. The extent to which each separate tranche becomes vested shall be determined by reference to Dr. Dusseux’s annual performance as measured by reference to the performance targets set for that performance period. In the event a specific tranche is not fully vested, that tranche shall not be forfeited, but shall remain outstanding, and may become vested as a result of Dr. Dusseux’s future performance at an above target level or as a result of accelerated vesting on the occurrence of any other event that triggers accelerated vesting.

The option, including any portion that is subject to vesting based on the period of Dr. Dusseux’s service and any portion that is subject to vesting on the basis of performance, shall be fully vested on the occurrence of any of the following conditions: (a) A Change of Control (as defined in the Company’s 2014 Equity Incentive Plan) or (b) Termination of Dr. Dusseux’s employment that constitutes a “separation from service” (as the phrase is used for purpose of Section 409A of the Internal Revenue Code of 1986, as amended), other than where such termination is for Cause (as defined in the Company’s 2014 Equity Incentive Plan) or if Dr. Dusseux resigns other than for Good Reason (as defined in the Company’s 2014 Equity Incentive Plan).

The agreement contains customary non-competition and non-solicitation provisions pursuant to which Dr. Dusseux agrees not to compete and solicit with the Company. Dr. Dusseux also agreed to customary terms regarding confidentiality and ownership of intellectual property.

The Company entered into a Separation Agreement, dated as of July 14, 2021, with Dr. Dusseux, pursuant to which, among other things, the Company and Dr. Dusseux agreed to end their employer-employee relationship. Pursuant to the agreement, Dr. Dusseux resigned from all employment and officer positions with the Company and its subsidiaries, including as a director of the Company. The Company’s May 31, 2019 option grant to Dr. Dusseux is exercisable through, and the termination date is extended through, July 26, 2026. In addition, all other options granted to Dr. Dusseux shall continue in accordance with their terms, except that all unvested options as of the separation date have lapsed and shall not be exercisable. The agreement provides for customary mutual general releases and confidentiality and non-disparagement provisions. In addition, the restrictive covenants in the Dusseux Employment Agreement shall continue in accordance with their respective terms. Except as specifically set forth in and pursuant to such Separation Agreement, the Company has no obligation to pay any other salary, wages, bonuses, commissions, incentive compensation, vacation or severance to Dr. Dusseux. Additionally, the Company shall retain certain indemnity obligations in favor of Dr. Dusseux, as specified in such Separation Agreement.

Rich Russo Jr.

The Company entered into an employment agreement with Mr. Russo Jr. dated November 30, 2020 as amended as of October 15, 2021, and it provides him with a base compensation of $265,000 and an annual bonus of up to 40% of the base salary, payable based on performance in the previous fiscal year. The bonus is determined based on the achievement of the Employee’s objectives that are agreed to with the CEO for each fiscal year. Mr. Russo Jr.’s employment agreement also allowed for an option to purchase an aggregate of 76,902 shares of the Company’s common stock pursuant to the Company’s 2014 Equity Incentive Plan.

In the event of termination of employment caused by his death, his resignation without good reason, by the Company with or without cause, by Mr. Russo Jr.’s resignation with good reason, or by the Company without cause or by his resignation with good reason within six months after a change in control, Mr. Russo Jr. will be entitled to the following:

Severance Payment:	Six months of final base salary following execution by him of a release of the Company (only in the case of (i) his termination without cause, (ii) his resignation for good reason, or (iii) his termination without cause or his resignation for good reason within six months after a change in control).

Benefits:	In the case of a termination by the Company without cause, Mr. Russo Jr’s resignation for good reason, or a termination by the Company without cause or Mr. Russo Jr’s resignation with good reason within six months after a change in control, Mr. Russo Jr. will be entitled to receive an amount equivalent to six months of the Company’s portion of medical and dental benefits if these benefits were elected.

Salary:	Base salary through the date of termination.

Accrued Bonus:	Payable only in the case of a termination by the Company without cause or Mr. Russo’s resignation with good reason within six months after a change in control.

Vacation Pay:	Accrued but unused vacation pay.

Loren W. Wass

The Company entered into an employment agreement with Mr. Wass on September 3, 2019 (the “Wass Employment Agreement”), pursuant to which he serves as the Company’s Chief Commercial Officer. Pursuant to the terms of the Wass Employment Agreement, Mr. Wass shall receive an annual base salary of $250,000 per annum. The annual base salary shall be reviewed on an annual basis. Mr. Wass may be entitled to receive an annual bonus of up to 40% of annualized actual base salary, based on performance in the previous fiscal year. He is also entitled to participate in the Company’s equity incentive plan, and was granted options to purchase an aggregate of 5,000 shares of the Company’s common stock, at an exercise price per share of $3.20, which is equal to the fair market value of the Company’s common stock on September 3, 2019, the date of grant, and which shall vest equally over a 3 year period commencing one year from the date of grant and in the two subsequent years on the anniversary of the grant date. In April 2020, Mr. Wass agreed to a salary deferral of 30% as a result of our response to the COVID-19 pandemic.

Michal Prywata

Mr. Prywata resigned from his position of Chief Technology Officer of the Company on April 13, 2021. Mr. Prywata remains as a board member of the Company.

Leslie Markow

Pursuant to the Separation Agreement and Release, dated November 23, 2020, entered into by and between the Company and Ms. Markow in connection with Ms. Markow’s resignation from the Company, Ms. Markow received a separation payment in the amount of $0.2 million as salary continuance, which was equal to nine months of her then current base salary. Ms. Markow also received $23,625, representing her pro-rata bonus based on the average of the past 3 years of actual achievement, which was equal to nine months of the pro-rata portion.

Ms. Markow also received her deferred salary amount of $42,000 on January 29, 2021 and her fiscal year ending March 31, 2020 annual bonus that had been previously deferred of $37,800 on January 29, 2021.

Limits on Liability and Indemnification

We provide directors and officers insurance for our current directors and officers.

Our certificate of incorporation eliminate the personal liability of our directors to the fullest extent permitted by law. The certificate of incorporation further provide that the Company will indemnify its officers and directors to the fullest extent permitted by law. We believe that this indemnification covers at least negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Equity Compensation Plan Information

We adopted, and a majority of our stockholders approved, the 2014 Equity Incentive Plan (the “2014 Plan”). Under such plan, we may grant equity-based incentive awards, including options, restricted stock, and other stock-based awards, to any directors, employees, advisers, and consultants that provide services to us or any of our subsidiaries on terms and conditions that are from time to time determined by us. An aggregate of up to 15% of our common stock and common stock reserved for issuance from the Exchangeable Shares are reserved for issuance under the 2014 Plan, and options for the purchase of 331,550 shares of our common stock have been granted and are outstanding as of March 31, 2021. The purpose of the 2014 Plan is to provide financial incentives for selected directors, employees, advisers, and consultants of the Company and/or its subsidiaries, thereby promoting the long-term growth and financial success of the Company.

The table below sets forth information as of March 31, 2021 with respect to compensation plans under which our common stock or Exchangeable Shares are authorized for issuance.

	(a) Number of securities to be Issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	331,550	$10.54	437,475
Equity compensation plans not approved by security holders:
Executive stock options	486,592	$7.04	-
Total	818,142		437,475

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures and Policies

We consider “related party transactions” to be transactions between our Company and (i) a director, officer, director nominee or beneficial owner of greater than five percent of our stock; (ii) the spouse, parents, children, siblings or in-laws of any person named in (i); or (iii) an entity in which one of our directors or officers is also a director or officer or has a material financial interest.

Our Board of Directors is vested with the responsibility of evaluating and approving any potential related party transaction, unless a special committee consisting solely of independent directors is appointed by the Board of Directors. We do not have any formal policies or procedures for related party transactions.

Transactions with Related Parties

Since April 1, 2019 through March 31, 2021, entities controlled by Mr. Gaston-Dreyfus have made the following loans to the Company:

On June 11, 2019, the Company borrowed $0.5 million from an affiliate of Mr. Gaston-Dreyfus evidenced by a convertible promissory note pursuant to an up to $9 million convertible note offering, and such note and interest was converted into common shares of the Company pursuant to the terms of such note and 76,225 common shares were issued on September 30, 2019.

On February 24, 2021, the Company borrowed $0.3 million from an affiliate of Mr. Gaston-Dreyfus evidenced by an up to $3 million loan agreement, and such note and interest will need to be paid back by February 12, 2023 or the date of receipt by the Company of a minimum of $3 million in equity.

On March 18, 2021, the Company borrowed $0.3 million from an affiliate of Mr. Gaston-Dreyfus evidenced by an up to $3 million loan agreement, and such note and interest will need to be paid back by February 12, 2023 or the date of receipt by the Company of a minimum of $3 million in equity.

In connection with a CDN$250,000 loan obtained by Bionik Canada (which loan has been repaid), Bionik agreed to transfer pre-transaction 83,574 common shares to the lenders. In addition, Messrs. Caires and Prywata also transferred 100,000 pre- transaction common shares to the loan holder and this will be reimbursed by the issuance of 2,134 exchangeable shares (exchangeable to common shares) to Messrs. Caires and Prywata. These shares have not yet been issued.

On May 8, 2019, the Company borrowed $0.5 million from an entity controlled by Mr. Auberton-Herve evidenced by a promissory note. Such note was transferred and assigned to an unaffiliated entity in September 2019.

On March 26, 2021, we entered into a Stock Purchase Agreement with RGD Investissements S.A.S., an affiliate of Mr. Gaston-Dreyfus. Pursuant to the purchase agreement, RGD purchased 135,560 shares of our common stock, for consideration consisting of the forgiveness and satisfaction of an aggregate of $0.3 million of deferred salary and bonus liabilities of our subsidiaries originally owed to Dr. Eric Dusseux, the Company’s CEO, and Mr. Loren Wass, the Company’s CCO. The rights to the payments by us with respect to such liabilities were assigned by Dr. Dusseux and Mr. Wass to RGD on March 26, 2021. Upon the issuance of the shares to RGD, all of the liabilities were forgiven and satisfied and no longer a liability on our balance sheet.

On July 15, 2021, we commenced a refinancing of our existing indebtedness and launched a new secured convertible promissory note offering (the “Offering”) of up to $10,000,000. Pursuant to the refinancing, among other things, a $642,153.61 portion of the outstanding principal and accrued and unpaid interest under the Company’s then-existing Term Loan and Security Agreement dated as of February 12, 2021 which were held by (a) RGD Investissements S.A.S., an affiliate of Mr. Gaston-Dreyfus, and (b) an affiliate of Mr. Auberton-Hervé, was applied towards the purchase price to exercise outstanding options beneficially owned by Messrs. Gaston-Dreyfus and Auberton-Hervé.

Other than the above transactions, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 Regulation S-K. The Company

Other than the above transactions, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 Regulation S-K. The Company is currently not a subsidiary of any company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our Common Stock as of November 15, 2021 held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of our Common Stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group, as adjusted to reflect the one-for-one hundred fifty reverse stock split.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of November 15, 2021 are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

The following table provides for percentage ownership assuming 5,903,360 shares are issued and outstanding as of November 15, 2021, consisting of 5,790,920 shares of Common Stock and 112,440 Common Stock equivalents through the Exchangeable Shares. The percentages below also assume the exchange by all of the holders of Exchangeable Shares for an equal number of shares of our Common Stock in accordance with the terms of the Exchangeable Shares. Unless otherwise indicated, the address of each beneficial holder of our Common Stock is our corporate address.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned
Remi Gaston-Dreyfus (1)(2)	1,680,817	28.17%
Andre Auberton–Herve (3)	495,939	8.24%
Olivier Dassault	693,963	11.76%
Celeste Management SA	664,920	11.26%
SFP Capital	478,017	8.10%
Michal Prywata (4)	55,976	*
P. Gerald Malone (5)	50,723	*
Audrey Thevenon (5)	50,723	*
Charles Matine (5)	50,723	*
Joseph Martin (5)	50,723	*
Rich Russo Jr. (6)	86,902	1.45%
Loren Wass (6)	17,083	*
All directors and executive officers as a group (9 persons)	2,539,609	40.37%

*	Less than 1%

(1)	Such shares include Exchangeable Shares for tax purposes. The Exchangeable Shares have the following attributes, among others:

•	Be, as nearly as practicable, the economic equivalent of the Common Stock as of the consummation of the Company’s going public transaction;

•	Have dividend entitlements and other attributes corresponding to the Common Stock;

•	Be exchangeable, at each holder’s option, for Common Stock; and

•	Upon the direction of our Board of Directors, be exchanged for Common Stock on the 10-year anniversary of the first closing of the Company’s 2015 offering, subject to applicable law, unless exchanged earlier upon the occurrence of certain events.

The holders of the Exchangeable Shares, through The Special Voting Preferred Stock, will have voting rights and other attributes corresponding to the Common Stock.

(2)	Includes (i) options to acquire 1,667 shares of Common Stock which have vested or which will vest within 60 days of November 15, 2021, (ii) an aggregate of 17,476 Exchangeable Shares held through Lombard International Assurance SA, (iii) warrants to purchase an aggregate of 61,465 shares of Common Stock held through Lombard International Assurance SA and RGD Investissements, (iv) 81,775 shares of our Common Stock owned by Lombard International Assurance SA, and (v) 1,336,419 shares of our Common Stock owned by RGD Investissements. Mr. Gaston-Dreyfus may be deemed to share voting and investment power over the shares beneficially owned by Lombard International Assurance SA and RGD Investissements.
(3)	Includes (i) warrants to purchase 10,671 shares of Common Stock held through Star SCI, (ii) an aggregate of 42,385 options to acquire Common Stock held through 4A Consulting and Engineering, (iii) 63,881 options to acquire Common Stock which have vested or which will vest within 60 days of November 15, 2021, (iv) 213,782 shares of our Common Stock owned by Star SCI, and (v) 10,693 shares of our Common Stock owned by 4A Consulting and Engineering. Mr. Auberton-Herve may be deemed to share voting and investment power over the shares beneficially owned by Star SCI and 4A Consulting and Engineering.
(4)	Includes 6,000 options to acquire shares of our Common Stock which have vested or which will vest within 60 days of November 15, 2021.
(5)	Includes 24,293 options to acquire shares of our Common Stock which have vested or will vest within 60 days of November 15, 2021.
(6)	Represents options to acquire shares of our Common Stock which have vested or which will vest within 60 days of November 15, 2021.

PROPOSAL FOR APPROVAL OF

EXECUTIVE COMPENSATION

(Proposal 2 on Proxy Card and Voting Instruction Form)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC and commonly referred to as “Say-on-Pay.” The Board has decided that it is a matter of good corporate governance to hold the advisory vote on compensation once every three years until the next advisory vote on frequency occurs. An advisory vote on the frequency of stockholder votes to approve executive compensation is required to be held at least once every six years. Accordingly, unless the Board modifies its policy on the frequency of future votes, we expect to have our next advisory vote on compensation at our 2021 meeting.

As described more fully under the heading “Compensation of Directors and Executive Officers” in this proxy statement, our executive compensation programs are designed to attract, motivate and retain our named executive officers who are critical to our success. The programs are designed to align the interest of our named executive officers with our stockholders and to fairly reward them for creating stockholder value and achieving our business objectives. We believe that the various elements of our executive compensation program work together to promote our goal of ensuring that total compensation should be related to our company performance and individual performance.

Stockholders are urged to read the section of this proxy statement entitled “Compensation of Directors and Executive Officers”, which discusses and discloses our executive compensation policies, including the Summary Compensation Table which includes tabular and narrative information about the compensation of our named executive officers. This discussion includes information about the compensation of our named executive officers and our executive compensation programs for the years ended March 31, 2021 and 2020. Our Board believes that these programs are effective in implementing our compensation philosophy and in achieving our goals.

We are asking our stockholders to indicate their support for our executive compensation program as described in this proxy statement. This Say-on-Pay proposal gives our stockholders the opportunity to express their views on our fiscal year ended March 31, 2021 executive compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and procedures described in this proxy statement. Accordingly, we ask our stockholders, on an advisory basis, to approve the following resolution:

RESOLVED, that the stockholders of Bionik Laboratories Corp. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the proxy statement for the annual meeting of stockholders for the fiscal year ended March 31, 2022, pursuant to the compensation disclosure rules of the SEC, including the Summary Compensation Table and any related narrative discussion.

The Say-on-Pay vote is advisory, and therefore not binding on our Company or our Board. However, our Board values the opinion of our stockholders and to the extent that there is any significant vote against the compensation of the named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and our Board will evaluate whether any actions are necessary to address those concerns.

Vote Necessary to Approve Proposal 2

The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve our executive compensation program. The Board of Directors unanimously recommends a vote FOR the approval of our executive compensation program, as described in the “Compensation of Directors and Executive Officers” section of this proxy statement and proxies received by the Board of Directors will be so voted in the absence of instructions to the contrary.

PROPOSAL FOR

APPROVAL OF FREQUENCY OF SHAREHOLDER VOTE

ON EXECUTIVE COMPENSATION

(Proposal 3 on Proxy Card and Voting Instruction Form)

The Dodd-Frank Act also requires that we include in our proxy statement a separate advisory (non-binding) shareholder vote to advise on how frequently we should seek a Say-On-Pay vote. By voting on this Proposal 3, shareholders may indicate whether they would prefer an advisory vote on the compensation of our named executive officers once every one, two or three years. We are required under the Dodd-Frank Act to solicit a shareholder preference regarding the frequency of future advisory votes on executive compensation at least once every six years.

Our Board of Directors believes that the shareholders should consider our executive compensation once every three years. We believe this will provide shareholders with a long-term view of our results as they relate to the compensation of our executives, and will promote stability in our compensation policies and practices. A vote once every three years would also provide our Board of Directors and our Compensation Committee sufficient time to thoroughly evaluate and respond to shareholders’ input and, if appropriate, effectively implement any changes to our executive compensation program. We also believe that a three-year vote cycle would reduce the burden on shareholders having to consider this proposal on an annual basis.

We also understand that arguments exist in favor of having an annual or bi-annual Say-On-Pay vote. These arguments include the fact that Say-On-Pay votes are a communication vehicle and communication can be most useful when it is received frequently; that annual or bi-annual Say-On-Pay advisory votes may provide a higher level of accountability and direct communication between shareholders and our Board of Directors; and the fact that having a Say-On-Pay vote every year would make it easier to understand whether the shareholder vote pertains to the compensation year immediately preceding the vote or pay practices from the previous two or three years.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstaining from voting.

Vote Necessary to Approve Proposal 3

If a quorum is present at the meeting, the frequency of vote option (one, two or three years) receiving the highest number of votes will be approved. However, because this vote is advisory and not binding on our Board of Directors in any way, the Board of Directors may decide that it is in the best interests of our shareholders to hold an advisory vote on executive compensation with more or less frequency than the option approved by our shareholders. The Board of Directors unanimously recommends a vote FOR the proposal of “every three years” as the frequency of future shareholder advisory votes on executive compensation, and proxies solicited by the Board of Directors shall be so voted in the absence of instructions to the contrary.

PROPOSAL FOR

RATIFICATION OF AUDITORS

(Proposal 4 on Proxy Card and Voting Instruction Form)

On October 14, 2021, the Board approved the appointment of MNP LLP as the independent registered public accounting firm to conduct our financial audit for the fiscal year ending March 31, 2022, and solicits the ratification of this appointment by the stockholders.

Neither MNP LLP, any of its members nor any of its associates, to the best of our knowledge, has any financial interest in our business or affairs, direct or indirect, or any relationship with us other than in connection with its duties as independent accountants. Representatives of MNP LLP are expected to be present at the Annual Meeting, where such representatives will have the opportunity to make a statement if they desire to do so and are expected to be able to respond to appropriate questions.

Vote Necessary to Ratify Proposal 4

The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the ratification of the appointment of the independent registered public accounting firm. The Board of Directors recommends a vote FOR the ratification of appointment of the independent registered public accounting firm as described in this Proposal Number 4.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are not currently a party in any legal proceeding or governmental regulatory proceeding nor are we currently aware of any pending legal proceeding or governmental regulatory proceeding proposed to be initiated against us that would have a material adverse effect on us or our business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than ten (10%) percent of a class of equity securities registered pursuant to Section 12 of the Exchange Act, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the principal exchange upon which such securities are traded or quoted. Reporting Persons are also required to furnish copies of such reports filed pursuant to Section 16(a) of the Exchange Act with the Company.

Based on our review of the copies of such forms received by us, and to the best of our knowledge, all executive officers, directors and greater than 10% stockholders filed the required reports in a timely manner in the fiscal year ended March 31, 2021, except for Mr. Auberton-Herve, who failed to timely file a Form 4 showing 1 transaction, and Mr. Gaston-Dreyfus, who failed to timely file three Form 4’s showing a like number of transactions.

PROPOSALS OF STOCKHOLDERS FOR PRESENTATION

AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS

We anticipate that the next annual meeting of stockholders will be held by December 2022. Any stockholder who desires to submit a proper proposal for inclusion in the proxy materials related to the next annual meeting of stockholders must do so in writing in accordance with our Amended and Restated Bylaws and Rule 14a-8 of the Exchange Act, and it must be received at our principal executive offices no later than July 19, 2022 in order to be considered for inclusion in the proxy statement for the next annual meeting of stockholders. For proposals sought to be included in our proxy statement, the proponent must be a record or beneficial owner entitled to vote on such proposal at the next annual meeting and must continue to own such security entitling such right to vote through the date on which the meeting is held.

In order for any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) to be presented directly at next year’s annual meeting, we must receive written notice of the proposal in a timely manner. If such notice is received, proxies may be voted at the discretion of management if we advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

As a reporting company, we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at their Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

Our common stock is quoted on the OTCQB market under the symbol “BNKL.”

“HOUSEHOLDING” OF PROXY MATERIALS

When multiple stockholders have the same address, the SEC permits companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials and the Notice of Internet Availability of Proxy Materials (the “Notice”) to them. This process is commonly referred to as “householding.” The Company does not participate in householding, but some brokers may for stockholders who do not take electronic delivery of proxy materials. If your shares are held in a brokerage account and you have received notice from your broker that it will send one copy of the Notice or proxy materials to your address, householding will continue until you are notified otherwise or instruct your broker otherwise. If, at any time, you would prefer to receive a separate copy of the Notice or proxy materials, or if you share an address with another stockholder and receive multiple copies but would prefer to receive a single copy, please notify your broker. The Company promptly will deliver to a stockholder who received one copy of the Notice or proxy materials as a result of householding a separate copy upon the stockholder’s written or oral request directed to Bionik Laboratories Corp., 80 Coolidge Hill Road, Watertown, Massachusetts 02472; Telephone: (617) 926-4800; Email: rrusso@bioniklabs.com.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended March 31, 2021, including financial statements, is available to stockholders without charge upon written request to Rich Russo Jr., Chief Financial Officer and Interim Chief Executive Officer, at 80 Coolidge Hill Road, Watertown, Massachusetts 02472. A copy of this report is also available through our website at www.bioniklabs.com or, alternatively, at www.sec.gov.

OTHER MATTERS

The Board knows of no other business to be presented at the Annual Meeting of stockholders. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Rich Russo Jr.
DATE: November 17, 2021	Chief Financial Officer and Interim Chief Executive Officer

BIONIK LABORATORIES CORP.

Annual Meeting of Stockholders

December 17, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
To Be Held on December 17, 2021

BIONIK LABORATORIES CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Rich Russo Jr. and Michal Prywata, and each of them, with full power of substitution, as proxy to represent and vote all shares of Common Stock, par value $0.001 per share, of Bionik Laboratories Corp. (the “Company”), which the undersigned will be entitled to vote if personally present at the Annual Meeting of the Stockholders of the Company for the fiscal year ending March 31, 2022 to be held on December 17, 2021, at 9:00 a.m., Eastern time, or any adjournment or postponement thereof, at 80 Coolidge Hill Road, Watertown, Massachusetts 02472, upon matters set forth in the Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Stockholders dated November 17, 2021, a copy of which has been received by the undersigned. Each share of Common Stock is entitled to one vote. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE INDIVIDUALS NOMINATED TO BE A DIRECTOR, “FOR” PROPOSAL 2, FOR “THREE YEARS” WITH RESPECT TO PROPOSAL 3, “FOR” PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXIES IN THE FORM OF PROXY ON SUCH OTHER BUSINESS OR MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Please check here if you plan to attend the Annual Meeting of Stockholders on December 17, 2021 at 9:00 a.m. (ET).

PLEASE INDICATE YOUR VOTE ON THE REVERSE SIDE

(Continued and to be signed on Reverse Side)

NOTICE TO HOLDERS OF EXCHANGEABLE SHARES

Annual Meeting of Stockholders of Bionik Laboratories Corp. to be held on December 17, 2021

Our records show that you hold Exchangeable Shares of Bionik Laboratories Inc., a Canadian company and an indirect subsidiary of Bionik Laboratories Corp. The Exchangeable Shares provide you with economic and voting rights that are, as nearly as practicable, equivalent to those of holders of shares of common stock of Bionik Laboratories Corp., including the right to attend and vote at meetings of the common stockholders of Bionik Laboratories Corp. Bionik Laboratories Corp. will be holding an annual meeting (the “Annual Meeting”) of its common stockholders on December 17, 2021:

(1)            To elect seven directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

(2)            To consider and vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers;

(3)            To consider and vote on an advisory (non-binding) proposal to determine the frequency with which shareholders of our company shall be entitled to vote on the compensation of our named executive officers;

(4)            To ratify the appointment of MNP LLP as independent registered public accounting firm for the fiscal year ending March 31, 2021; and

(5)            To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

At the Annual Meeting you will have voting rights, based on the number of Exchangeable Shares you hold. You are permitted to instruct Computershare Trust Company of Canada, the Trustee under a Voting and Exchange Trust Agreement as to how the Trustee is to vote your Exchangeable Shares at the Annual Meeting. If you do not give voting instructions, the Trustee will not be entitled to exercise the voting rights attached to your Exchangeable Shares. Alternatively, you may instruct the Trustee to give you or a person designated by you a proxy to exercise personally the voting rights attached to your Exchangeable Shares. To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign, date and return the enclosed Voting Instruction Form to the Trustee by 5:00 p.m., Eastern time, on December 16, 2021. The Trustee will not be obligated to act on any instructions received after that time.

You have the right to revoke any instructions to the Trustee by giving written notice of revocation to the Trustee or by executing and delivering to the Trustee a later-dated Voting Instruction Form. No notice of revocation or later-dated Voting Instruction Form, however, will be effective unless received by the Trustee prior to 5:00 p.m., Eastern time, on December 16, 2021.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the Voting Instruction Form in the envelope provided in order to ensure that your Exchangeable Shares will be represented at the Annual Meeting.

Only registered holders of Exchangeable Shares are permitted to instruct the Trustee as to how to vote their Exchangeable Shares at the Annual Meeting or to attend and vote at the Annual Meeting in person or by proxy as described above. You may be a beneficial owner of Exchangeable Shares (a “Non-Registered Holder”) if your Exchangeable Shares are registered either:

(i)	in the name of an intermediary (an “Intermediary”) with whom you deal in respect of the Exchangeable Shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of trusts; or

(ii)	in the name of a clearing agency of which the Intermediary is a participant.

Bionik Laboratories Corp. has distributed copies of the Notice of Meeting, the Proxy Statement and this Notice to Exchangeable Shareholders (collectively, the “meeting materials”) to Intermediaries who are required to forward these meeting materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. If you are a Non-Registered Holder who has not waived the right to receive meeting materials you will be given either:

(i)	a voting instruction form, which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which specifies the number of Exchangeable Shares beneficially owned by you but which is otherwise uncompleted. This voting instruction form need not be signed by you. In this case, if you wish to direct the voting of the Exchangeable Shares held by you or attend and vote at the Annual Meeting (or have another person attend and vote on your behalf) you should properly complete the voting instruction form and deposit it with the Trustee prior to 5:00 p.m., Eastern time, on December 16, 2021; or

(ii)	a voting instruction form, which must be completed and signed by you in accordance with the directions on the voting instruction form.

The purpose of these procedures is to permit you, as a Non-Registered Holder, to direct the voting of the Exchangeable Shares you beneficially own or to attend and vote at the Annual Meeting, in person or by proxy. A Non-Registered Holder generally may revoke a voting instruction form given to an Intermediary by providing written notice to the Intermediary in a reasonable time period prior to the Annual Meeting. Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies and contact their Intermediaries promptly if they need assistance.

VOTING INSTRUCTION FORM

Annual Meeting of Stockholders of Bionik Laboratories Corp. to be held on December 17, 2021

1.	We are sending you the enclosed proxy related materials that relate to the Annual Meeting of Stockholders of Bionik Laboratories Corp. for the fiscal year ending March 31, 2022. You are receiving these materials because you are a holder, or the intermediary identified above is a holder on your behalf, of Exchangeable Shares of Bionik Laboratories Inc., an indirect subsidiary of Bionik Laboratories Corp., and you are entitled to vote the Exchangeable Shares at the meeting. In order to vote, you must instruct Computershare Trust Company of Canada (the “Trustee”) to vote on your behalf by completing this Voting Instruction Form (“VIF”) or attend the meeting in person.

2.	We are prohibited from voting these securities on any of the matters to be acted upon at the meeting without your specific voting instructions. In order for these securities to be voted at the meeting, it will be necessary for us to have your specific voting instructions. Please complete and return the information requested in this VIF to provide your voting instruction to us promptly.

3.	If you wish to attend the meeting in person or appoint some other person or company, who need not be a shareholder, to attend and act on your behalf at the meeting or any adjournment or postponement thereof, please insert your name(s) or the name of your chosen appointee in the space provided (please see reverse). You may also appoint a designated agent or representative of Bionik Laboratories Corp. to act on your behalf at the meeting.

4.	This VIF should be signed by you in the exact manner as your name appears on the VIF. If these voting instructions are given on behalf of a body corporate set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.

5.	If this VIF is not dated, it will be deemed to bear the date on which it is mailed by the Trustee to you.

6.	When properly signed and delivered, securities represented by this VIF will be voted as directed by you; however, if such a direction is not made in respect of any matter, the exchangeable shares you hold, or that are held on your behalf, will not be voted.

7.	This VIF confers discretionary authority on the appointee to vote as the appointee sees fit in respect of amendments or variations to matters identified in the Notice of Meeting or other matters as may properly come before the meeting or any adjournment or postponement thereof.

8.	Your voting instructions will be recorded on receipt of the VIF and a legal form of proxy will be submitted on your behalf.

9.	By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct use with respect to the voting of, the Exchangeable Shares.

10.	If you have any questions regarding the enclosed documents, please contact the representative who services your account.

11.	This VIF should be read in conjunction with the accompanying documentation provided by management of Bionik Laboratories Corp.

VIF’s submitted must be received by 5:00 p.m. Toronto Time

On December 16, 2021

You must return this VIF by mail in the envelope provided to you to the following address:

Computershare Trust Company of Canada

Attention: Lisa M. Kudo and Raji Sivalingam

11th Floor, 100 University Avenue

Toronto, Ontario M5J 2Y1

Voting by internet or telephone are not available, and unless your VIF is received by the Trustee by the time and date stated above, the Exchangeable Shares you hold, or that are held on your behalf, will not be voted.

Appointment of Proxyholder

I/We, being holder(s) of exchangeable shares (“Exchangeable Shares”) of Bionik Laboratories Corp. hereby appoint: Computershare Trust Company of Canada (the “Trustee”)	OR	If you wish to attend in person or appoint someone else to attend on your behalf, print your name or the name of your appointee in this space (see Note #3 on reverse).

As my/our appointee to attend, act and to vote in accordance with the following direction and on all other matters that may properly come before the Annual Meeting of Stockholders of Bionik Laboratories Corp. to be held at 80 Coolidge Hill Road, Watertown, Massachusetts 02472 on December 17, 2021 at 9:00 a.m., Eastern Time, and at any adjournment or postponement thereof. Management and directors of Bionik Laboratories Corp. are not currently aware of any other matters to be presented at the meeting.

Executed proxies that contain no instructions will be voted FOR each of the individuals nominated to be a director, FOR the resolution approving the compensation of our named executive officers as disclosed in the proxy statement, to hold the advisory vote on the compensation of our named executive officers every THREE YEARS, FOR the ratification of the appointment of MNP LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022, and in accordance with the judgment of the persons named as proxies in the form of proxy on such other business or matters which may properly come before the annual meeting. Other than the matters set forth in the Notice of Annual Meeting accompanying this proxy statement, we know of no matters to be brought before the Annual Meeting.

IMPORTANT NOTE: IF NO DIRECTION IS MADE, FOR, OR AGAINST, OR ABSTAIN, THE HOLDER’S EXCHANGEABLE SHARES WILL NOT BE VOTED.

☒ Please mark your votes as in this example using dark ink only.

1.             The election of the following nominees to the Company’s Board of Directors to serve until the next Annual Meeting of Stockholders: Andre Auberton-Herve, Remi Gaston-Dreyfus, P. Gerald Malone, Joseph Martin, Charles Matine, Audrey Thevenon, and Michal Prywata.

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY to vote for all nominees

☐	WITHHOLD AUTHORITY FOR:

Andre Auberton-Herve	☐
Remi Gaston-Dreyfus	☐
P. Gerald Malone	☐
Joseph Martin	☐
Charles Matine	☐
Audrey Thevenon	☐
Michal Prywata	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “WITHHOLD AUTHORITY” and check the box next to each nominee you wish to withhold authority.

2.             The approval of an advisory (non-binding) resolution to approve the compensation of named executive officers a non-binding advisory proposal approving a resolution supporting the compensation of named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.             To recommend, on an advisory (non-binding) basis, the frequency with which shareholders shall be entitled to vote on the compensation of named executive officers’

☐ ONE YEAR	☐ TWO YEARS	☐ THREE YEARS	☐ ABSTAIN

4.             The ratification of MNP, LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2021.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature(s):	Date:

Authorized Signature(s) – This section must be completed for your instructions to be executed.

If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated.

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